EXHIBIT 99.1

Dexterity Surgical, Inc. Files for Bankruptcy Protection

     Houston, Texas April 20, 2004, Dexterity Surgical, Inc. (BULLETIN BOARD: DEXT) (the “Company”) announced today that it filed a voluntary petition for relief for reorganization under Chapter 11 of the United State Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas Houston Division on April 19, 2004. The Company expects to continue to manage its properties and operate it business as a “debtor-in-possession” under the jurisdiction of the United States Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

About Dexterity Surgical, Inc.

     Dexterity Surgical, Inc. is engaged in the distribution of instruments, equipment and surgical supplies used in hand-assisted laparoscopic surgery.

     Certain statements contained in this press release are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from those anticipated as a result of various risks, including, but not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to manage its current liquidity problems; the orders and decisions of the United States Bankruptcy Court for the Southern District of Texas Houston Division; and the actions of the Company’s creditors. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements also include, but are not limited to, those discussed in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

CONTACT:

Randall K. Boatright
Executive Vice President and Chief Financial Officer
(713) 622-0516
Email: rboatright@dexteritysurgical.com